Exhibit 99.1

ACE Limited ACE Global Headquarters 17 Woodbourne Avenue Hamilton HM 08 Bermuda	PO Box HM 1015 Hamilton HM DX Bermuda 441 295-5200 main 441 292-8675 fax www.acelimited.com

	Investor Contact:	Helen M. Wilson
(441) 299-9283
helen.wilson@ace.bm

	Media Contact:	Robert T. Grieves
(212) 621-8684
robert.grieves@ace-ina.com

ACE PUBLISHES 2004 GLOBAL LOSS TRIANGLES

HAMILTON, Bermuda – September 29, 2005 — ACE Limited (NYSE: ACE) announced today that it has published its 2004 Global Loss Triangles.

A copy of these documents is available on the Company’s website, located at www.acelimited.com in the Investor Information section under Financial Reports.

The Company began annual disclosure of its Global Loss Triangles last year.

The ACE Group of Companies is a global leader in insurance and reinsurance serving a diverse group of clients. Headed by ACE Limited, a component of the Standard & Poor’s 500 stock index, the ACE Group conducts its business on a worldwide basis with operating subsidiaries in more than 50 countries. Additional information can be found at: www.acelimited.com.

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One of the ACE Group of Insurance & Reinsurance Companies